                                                                    Exhibit 11.0

                             BTU INTERNATIONAL, INC.
        CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                 (in thousands, except share and per share data)

                                                        For the Three Months Ended              For the Nine Months Ended
                                                        --------------------------              -------------------------
                                                        Sept. 30,            Oct. 1,           Sept. 30,            Oct. 1,
                                                          2001                2000               2001                2000
                                                          ----                ----               ----                ----
Net (loss) income                                     $      (869)        $     1,551        $    (2,360)        $     4,158

                                                      -----------         -----------        -----------         -----------
Net (loss) income applicable to
     common stockholders                              $      (869)        $     1,551        $    (2,360)        $     4,158
                                                      ===========         ===========        ===========         ===========

Weighted average number of shares outstanding:

     Basic Shares                                       6,971,848           6,886,833          6,957,101           6,861,694
     Effect of Dilutive Options                                 0             484,373                  0             447,368
                                                      -----------         -----------        -----------         -----------

     Diluted Shares                                     6,971,848           7,371,206          6,957,101           7,309,062
                                                      ===========         ===========        ===========         ===========

Earnings per Share

     Basic                                            $     (0.13)        $      0.23        $     (0.34)        $      0.61

     Diluted                                          $     (0.13)        $      0.21        $     (0.34)        $      0.57
                                                      ===========         ===========        ===========         ===========



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